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Exhibit (h)(4)

                           INBOUND CALL MANAGEMENT AND

                         FULFILLMENT SERVICES AGREEMENT

     THIS AGREEMENT is made as of this __ day of _____, 2006, by and between Stewart Capital Mutual Funds, a Delaware statutory trust (the "Trust") and UMB Distribution Services, LLC ("UMBDS").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company which is authorized to issue shares of beneficial interests in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

     WHEREAS, UMBDS offers various inbound call management and fulfillment services to investment companies and others; and

     WHEREAS, the Trust and UMBDS desire to enter into an agreement pursuant to which UMBDS shall provide on behalf of the Trust certain inbound call management and fulfillment services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and UMBDS may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   APPOINTMENT AND SERVICES

     (a) The Trust hereby retains and does hereby authorize UMBDS to provide the inbound call management and fulfillment services described in Schedule B hereto to the Trust, and UMBDS agrees to provide such services, for the period and compensation and upon the terms set forth in this Agreement.

(b) The Trust, at its cost, shall provide UMBDS with the necessary scripts, instructions and all materials (including prospectuses, reports, article reprints, stationery and envelopes) so that UMBDS may provide the services described herein. Notwithstanding anything herein to the contrary, UMBDS shall not be required to provide any services or information that it believes, in its sole discretion, to represent dishonest, unethical or illegal activity. In no event shall UMBDS provide any investment advice or recommendations to any party in connection with its services hereunder. All risk of loss for the materials being inventoried by UMBDS on the Trust's behalf shall be the responsibility of the Trust, and UMBDS shall not be responsible for any loss to this

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material except as such loss may be caused by UMBDS' gross negligence. UMBDS agrees to use due care in the storage of such materials prior to their distribution. The Trust shall provide UMBDS from time to time at the earliest practicable date with such details as may reasonably be required concerning media schedules, anticipated call volume and other related information so as to facilitate preparation by UMBDS to provide the services hereunder.

     (c) The Trust shall cause its officers, trustees, legal counsel, independent accountants, custodian and other service providers and agents, past or present, for the Trust to cooperate with UMBDS and to provide UMBDS with such information, documents and advice as necessary and/or appropriate or as requested by UMBDS, in order to enable UMBDS to perform its duties hereunder. In connection with its duties hereunder, UMBDS shall (without investigation or verification) be entitled, and is hereby instructed to, rely upon any and all instructions, advice, information or documents provided to UMBDS by an officer or representative of the Trust or by any of the aforementioned persons. UMBDS shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Trust. UMBDS shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust, or service provider until receipt of written notice thereof from the Trust. As used in this Agreement, the term "investment adviser" includes all sub-advisers or persons performing similar services.

2.   FEES AND EXPENSES

In consideration of the services rendered pursuant to this Agreement, the Trust shall pay UMBDS such fees, charges and expenses as are set forth in Schedule C hereto. Fees shall be adjusted in accordance with Schedule C or as otherwise agreed to by the parties from time to time. UMBDS may, at its option, arrange to have various service providers submit invoices directly to the Trust for payment of out of pocket expenses reimbursable hereunder. All invoices rendered by UMBDS shall be paid within fifteen (15) days of the date of invoice. At the option of UMBDS, unpaid invoices accrue a finance charge of one and one-half percent (1 1/2%) per month, after the due date. In the event UMBDS requests advance payment, UMBDS shall not be obligated to incur such expenses or perform the related service(s) until payment is received.

3.   TERM; AMENDMENTS; ASSIGNMENT

     (a) This Agreement shall become effective with respect to each Fund listed on Schedule A as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund until terminated as provided herein.

     (b) This Agreement may be terminated by either party with respect to any one or more particular Funds without penalty upon not less than sixty (60) days' written notice to the other party, which notice may be waived by the party entitled to such notice. Upon termination

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of this Agreement, UMBDS shall promptly return to the Trust all applicable materials that are the property of the Trust. All amounts due and owing to UMBDS as of such termination shall become immediately due and payable and the Trust shall pay such amounts at the termination date. The Trust shall be responsible for all expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor services agent, including all reasonable trailing expenses incurred by UMBDS.

     (c) Except as expressly provided in this Agreement, the terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by UMBDS and the Trust. UMBDS may from time to time, in its discretion, appoint one or more other parties to carry out some or all of its responsibilities under this Agreement.

     (d) Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control, as hereinafter defined, of the Trust's investment adviser, the Trust's ability to terminate this Agreement pursuant to this Section 3 shall be suspended from the time of such agreement until six months after the Change of Control. For purposes of this Agreement, a "Change of Control" of the investment adviser means a change in ownership or control of more than fifty percent (50%) of the common stock or shares of beneficial interest of the investment adviser or its parent company.

4.   NON-EXCLUSIVITY; CONFIDENTIALITY

     (a) The services of UMBDS hereunder are not deemed to be exclusive. UMBDS may render inbound call management and fulfillment services and any other services to others, including other investment companies.

     (b) UMBDS agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds' shareholders, not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information except where UMBDS may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. In case of any requests or demands for inspection of the records of the Funds, UMBDS will endeavor to notify the Trust promptly and to secure instructions from a representative of the Adviser as to such inspection. Records and information which have become known to the public through no wrongful act of UMBDS or any of its employees, agents or representatives, and information which was already in the possession of UMBDS prior to receipt thereof, shall not be subject to this paragraph.

5.   LIMITATION OF LIABILITY

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     (a) UMBDS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except for a loss resulting from the UMBDS' willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, UMBDS shall not be liable for (i) any action taken or omitted to be taken in accordance with or in reliance upon written or oral instructions, advice, data, documents or information (without investigation or verification) received by the UMBDS from an officer or representative of the Trust or from a representative of any of the parties referenced in Section 1 or (ii) any action taken or omission by a Fund, the Trust, or any past or current service provider.

     (b) The Trust agrees to indemnify and hold harmless the UMBDS, its employees, agents, officers, directors, members, affiliates and nominees ("Indemnified Parties") from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against or incurred by any Indemnified Party or for which any Indemnified Party may be held liable (a "Claim") arising out of or in any way relating to (i) UMBDS' actions or omissions except to the extent a Claim resulted from UMBDS' willful misfeasance, bad faith, or gross negligence in the performance of its duties hereunder or from reckless disregard by it of its obligations and duties hereunder; (ii) UMBDS' reliance on, implementation of, or use of (without investigation or verification) advice, instructions, requests, directions, information, data, security valuations, records and documents received by UMBDS from any party referenced in Section 2 hereof or other representative of the Trust, (iii) any breach of any of the Trust's obligations, representations or warranties hereunder; or (iv) any action taken by or omission of the Trust, or any other past or current service provider.

     (c) Notwithstanding anything herein to the contrary, UMBDS will be excused from its obligation to perform any act, service or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and it shall not be responsible for any damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby. UMBDS will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control. The indemnity and defense provisions set forth in this Section 5 shall indefinitely survive the termination and/or assignment of this Agreement.

     (d) In no event and under no circumstances shall UMBDS, its affiliates or any of its or their officers, directors, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

6.   GOVERNING LAW; INVALIDITY

This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein,

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conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Securities and Exchange Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

7.   MISCELLANEOUS

     (a) The 800-telephone number that is transferred to UMBDS, in order for UMBDS to provide the services hereunder, shall remain the property of the Trust. In the event that this Agreement is terminated, UMBDS shall assert no claim in or to this telephone number.

     (b) This Agreement and the Schedules incorporated hereto constitute the full and complete understanding and agreement of UMBDS and the Adviser and supersedes all prior negotiations, understandings and agreements.

8.   NOTICES

     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to be effective upon the date specified on the return receipt when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to UMBDS shall be sent to UMB Distribution Services, LLC, 803 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: Peter J. Hammond, and notice to the Adviser shall be sent to Stewart Capital Mutual Funds, 800 Philadelphia Street, Indiana, Pennsylvania, 15701, Attention: Malcolm Polley.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                        STEWART CAPITAL MUTUAL FUNDS
                                        (the "Adviser")


                                        BY:
                                            ------------------------------------
                                                         PRESIDENT

                                        UMB DISTRIBUTION SERVICES, LLC

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                                        ("UMBDS")


                                        BY:
                                            ------------------------------------

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                                   SCHEDULE A
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                          STEWART CAPITAL MUTUAL FUNDS
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC

                                  NAME OF FUNDS

                          Stewart Capital Mid Cap Fund


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                                   SCHEDULE B
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                          STEWART CAPITAL MUTUAL FUNDS
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC

                                    SERVICES

                             Inbound Call Management

- Standard business hours: 7 a.m. - 7 p.m. CST, Monday through Friday (except major holidays)

-    Qualify callers

-    Provide detailed responses to fund inquiries (not scripted)

-    Automated voice response system

-    Custom database maintenance

-    Periodic activity reporting:

     -    Names, addresses, telephone numbers and types of inquiries

     -    Call tracking, by:

          -    Fund

          -    Zip code or geographic region

          -    Source code

     -    Call switching

          -    Complex calls can be forwarded to fund, if desired

          -    Transfer calls to transfer agent

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FULFILLMENT

- Standard business hours: Monday through Friday 8:00 - 5:00 CST (except major holidays)

- Literature requests fulfilled and mailed typically within 24 hours (but at most within 3 business days with respect to all documents required by the SEC to be sent within such timeframes).

-    On-site inventory control

-    Customized investor kit assembly and literature fulfillment

- Personalized letters developed by Distributor or by UMBDS (with prior approval by Distributor)

-    Fulfill literature requests downloaded from the Trust's Internet site

-    Conduct follow-up mail campaign

-    Fulfill literature requests received via Reader Service campaign

-    Ability to supply 3rd party channels with fund literature

-    Periodic reporting

-    Advanced notice of need to order additional materials

-    Mailing of premium items

MISCELLANEOUS

-    Fulfillment Reference Manual maintenance

-    Fulfillment representative training

The duties of the UMBDS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the UMBDS hereunder. These services do not include correcting, verifying or addressing any prior actions or inactions by any Fund or by any prior service provider. To the extent the UMBDS agrees to take such actions, those actions taken shall be deemed part of this service schedule.

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                                   SCHEDULE C
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                          STEWART CAPITAL MUTUAL FUNDS
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC

FEE SCHEDULE

INBOUND CALL MANAGEMENT

Telephone calls                                                       $2.75/call

FULFILLMENT SERVICING FEES

ADDITIONAL BASE FEE (per month, per fund)                                  $ 350

STANDARD PACKAGE FOR MAILING

     [ ] Up to four pieces                                                 $1.50
     [ ] Each additional item                                              $0.25

SPECIAL PROCESSING/MANUAL ENTRY
E-mail/fax request                                                         $2.75

PROGRAMMING FEES

Additional fees at $175 per hour, or as quoted by project, may apply for special programming to meet your servicing requirements or to create custom reports. You will be notified in advance if such additional fees will be charged.